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                               CONSENT OF COUNSEL

  The consent of Alston & Bird to the use of their opinion as to the legality of the securities covered by this Registration Statement and to the reference to such firm under the caption "Legal Opinion" is contained in their opinion filed as Exhibit 5 to the Registration Statement.

                         INDEPENDENT AUDITORS' CONSENTS

The Board of Directors
Gold Kist Inc.:

  We consent to the use of our reports included herein or incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus. Our reports refer to changes in accounting for income taxes and postretirement benefits other than pensions.

                                          KPMG Peat Marwick LLP

Atlanta, Georgia
September 20, 1994

The Board of Directors
Gold Kist Inc.

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated August 12, 1994, with respect to the consolidated financial statements of Golden Peanut Company and Subsidiaries (not included separately herein).

                                          Ernst & Young LLP

Atlanta, Georgia
September 20, 1994

                                     II-17